UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

MOVING BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168738	27-1994406
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

90 Madison Street, Suite 701 Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-329-3008

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2012, Moving Box, Inc. (“we,” “us,” “our,” “our Company,” or “the Company”) closed on an additional and final round (the “Final Closing”) of the private placement offering previously disclosed in a Form 8-K filed on January 17, 2012, by raising additional proceeds of $492,740, for total gross proceeds of $999,998 through the sale of investment units (the “Units”), each Unit consisting of (1) one share of our common stock (the “Shares”) and (ii) warrant (the “Warrants”) to purchase one share of our common stock, which have a five-year term and a per share exercise price of $6.00.  The sale of the Units to the subscribers is herein referred to as the “Offering”. We issued an aggregate of 164,247 Shares and Warrants to acquire an aggregate of 164,247 shares of our common stock to the subscribers of the Units in the Final Closing.

Subscription Agreement

The Units were offered and sold to the subscribers in the Offering (each, a “Subscriber” and collectively the “Subscribers”) pursuant to a subscription agreement (the “Subscription Agreement”).

Piggy-Back Registration Rights. The Subscribers were granted piggy-back registration rights with respect to the shares of common stock underlying the Warrants (the “Warrant Shares”).

Forward Split.   The Company intends to effectuate a 1:4 forward stock split of its common stock (the “Forward Split”) as soon as reasonably practicable following the closing of the Offering.  Accordingly, the equivalent price per share of the Shares immediately following the Forward Split shall be $0.75; and (ii) the exercise price of the Warrants immediately following the Forward Split (assuming no other adjustments to the exercise price of the Warrants) shall be $1.50 per share.

Warrants

The Warrants have a five-year term and are exercisable for an aggregate of 164,247 shares of our common stock at an initial per share exercise price of $6.00, subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. The Warrants are exercisable on a cash basis.

The foregoing descriptions of the Offering, Subscription Agreement and Warrants are qualified in their entirety by reference to the provisions of the Subscription Agreement and form of Warrant filed as Exhibits 10.1 and 10.2 to this Report, respectively, which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information pertaining to the sale of the Units in Item 1.01 is incorporated herein by reference in its entirety.

Pursuant to the Subscription Agreements, on January 30, 2012, we issued to the Subscribers a total of 164,247 Shares and 164,247 Warrant Shares in the Final Closing. Accordingly, an aggregate of 333,333 Shares and 333,333 Warrant Shares were issued in the Offering.  Such securities were not registered under the Securities Act. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01 Financial Statement and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Subscription Agreement *
10.2	Form of Warrant *

* Incorporated by reference to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2012	MOVING BOX INC.

	By:	/s/ Arnold Tinter
Arnold Tinter
Chief Financial Officer